Exhibit 23.1

                  [Larrowe Cardwell & Company, L.C. Letterhead]




                             Consent of Independent
                          Certified Public Accountants




                  We hereby consent to the use of our report, dated January 17, 1997, relating to the consolidated financial statements of CNB Holdings, Inc. in this prospectus contained in the Registration Statement on Form SB-2 and to the reference to our firm under the heading "Experts" in such prospectus.



/s/ Larrowe, Cardwell & Company, L.C.

Pulaski, Virginia
October 24, 1997